EXHIBIT NO. 99.1 TO SCHEDULE 13G

IDENTIFICATION OF THE SUBSIDIARY THAT ACQUIRED THE COMMON STOCK OF THE ISSUER

The Common Stock is held directly by NHTV Atlanta Holdings LP.